Exhibit 10.2

Written description of the loan agreement with Elizaveta Padaletc

Loan Agreement Between:

Elizaveta Padaletc and Artec Consulting Corp.

Terms of the Loan Agreement:

1. Ms. Padaletc has provided and may provide additional Loans to Artec Consulting Corp. from time to time to pay for company’s expenses.

2. The Loans are non-interest bearing and payable to Ms. Padaletc upon demand.

3. Ms. Padaletc does not have any obligation to provide Loans to Artec Consulting Corp. and may do so only if she wishes.

4. Ms. Padaletc has provided office space free of charge to Artec Consulting Corp.